Exhibit 99.1

ROCKPILE ENERGY SERVICES ANNOUNCES
UPSIZED CREDIT FACILITY

DENVER — March 31, 2014 - RockPile Energy Services, LLC (“RockPile”), a wholly owned subsidiary of Triangle Petroleum Corporation (“Triangle”) (NYSE MKT: TPLM), today announces that it has closed on a senior secured revolving credit facility (the “Credit Facility”) in the amount of $100 million.

$100 Million Credit Facility

The new Credit Facility is a five-year term $100 million revolving facility with an accordion feature that allows for the expansion of the Credit Facility up to an aggregate of $150 million. The previous facility had an aggregate borrowing limit of $27.5 million. In closing the Credit Facility, Citibank, N.A. (“Citi”) acted as Administrative Agent, Joint Lead Arranger and Joint Bookrunner, and Wells Fargo Bank, National Association acted as Joint Lead Arranger and Joint Bookrunner with Citi.

The interest rate under the Credit Facility is determined, at RockPile’s option, as either LIBOR or the alternative base rate plus an applicable margin, with the applicable margin calculation based on the following leverage-based pricing grid:

Leverage Ratio	LIBOR Margin	ABR Margin
> 2.00x	3.25%	2.25%
> 1.50x < 2.00x	3.00%	2.00%
> 1.00x < 1.50x	2.75%	1.75%
< 1.00x	2.50%	1.50%

A portion of the Credit Facility proceeds will be utilized to refinance RockPile’s existing indebtedness.  Neither Triangle nor its non-RockPile subsidiaries act as a guarantor under the Credit Facility.

Additionally, the Credit Facility will support RockPile’s growth initiatives and enable RockPile to remain self-funded as it contemplates additional investment in infrastructure and equipment necessary to support broad-based growth across all of RockPile’s service lines. RockPile is currently evaluating opportunities in other basins outside the Williston Basin.

Curt Dacar, RockPile’s Chief Executive Officer, stated, “This is an important milestone for RockPile and another step towards our goal of becoming a best-in-class provider of energy services with significant scale in the regions we serve.  This facility provides us with the ability to double the size of our business in the next 12 to 18 months without the need for additional equity capital.  Further, this transaction will enable us to return significant amounts of capital to our existing equity holders.  We look forward to partnering with Citi and Wells Fargo to continue the growth of our platform.”

About RockPile Energy Services

RockPile Energy Services is a wholly-owned subsidiary of Triangle Petroleum Corporation focused on providing a full suite of completion services to the leading operators in the Williston Basin of North Dakota and Montana.  RockPile’s mission is to provide industry leading service quality results, Health, Safety & Environmental performance, and innovative engineering solutions delivered by the most respected people in the energy services industry.  Additional information on RockPile Energy Services is available at www.rockpileenergy.com.

About Triangle

Triangle (NYSE MKT: TPLM) is a vertically integrated, growth oriented energy company with a strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. For more information, visit Triangle’s website at www.trianglepetroleum.com.

Forward-Looking Statements Disclosure

The information presented in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Triangle or RockPile expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements include, but are not limited to, the risks discussed in Triangle’s annual report on Form 10-K for the fiscal year ended January 31, 2013 and its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this press release, and Triangle and RockPile undertake no obligation to update any forward-looking statement as a result of new information, future developments, or otherwise.

Contact

Triangle Petroleum Corporation

Justin Bliffen, Chief Financial Officer

303-260-7125

info@trianglepetroleum.com